Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-71346) pertaining to the Amended and Restated 1991 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-71350) pertaining to the 1992 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-80213) pertaining to the 1994 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-80215) pertaining to the 1995 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-16349) pertaining to the 1996 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-28971) pertaining to the Houston Biotechnology Incorporated Replacement Stock Option Plan, the Houston Biotechnology Incorporated 1994A Stock Option Plan, and the Houston Biotechnology Incorporated 1992 Subordinated Stock Option Plan, in the Registration Statement (Form S-8 No. 333-86117) pertaining to the 1997 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-86119) pertaining to the 1999 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-39084) pertaining to the 2000 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-55222) pertaining to the 2000 Non-Director/Officer Employee Stock Option Plan, in the Registration Statement (Form S-8 No. 333-55224) pertaining to the 2001 Non-Director/Officer Employee Stock Option Plan, in the Registration Statement (Form S-8 No. 333-72154) pertaining to the 2001 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-101698) pertaining to the 2002 New Employee Stock Option Plan, in the Registration Statement (Form S-8 No. 333-91394) pertaining to the 2002 Employee Stock Purchase Plan, in the Registration Statement (Form S-8 No. 333-91392) pertaining to the 2001 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-108294) pertaining to the 2001 Stock Option Plan, the Registration Statement (Form S-8 No. 333-121387) pertaining to the 2004 New Employee Stock Option Plan, in the Registration Statement (Form S-8 No. 333-121388) pertaining to the 2002 Employee Stock Purchase Plan and in the Registration Statement (Form S-8 No. 333-125444) pertaining to the 2005 Equity Incentive Plan of our reports dated March 3, 2006, except for Note 18, as to which the date is February 2, 2007 with respect to the consolidated financial statements of Medarex, Inc., Medarex, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Medarex, Inc. included in this Amended Annual Report (Form 10-K/A) for the year ended December 31, 2005.

/s/ ERNST & YOUNG LLP
MetroPark, New Jersey
February 9, 2007